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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Flowserve Corporation's Registration Statement on Form S-8 pertaining to The Duriron Company, Inc., Pump and Foundry Divisions Hourly Savings and Thrift Plan of our reports dated February 20, 1998, with respect to the consolidated financial statements of Flowserve Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

Dallas, Texas
June 22, 1998